EXHIBIT 10.63

AMENDMENT NUMBER ONE TO THAT LEASE AGREEMENT BETWEEN GOLD POINTE D, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY, AS SUCCESSOR-IN-INTEREST TO LANDHOLD, INC., A CALIFORNIA CORPORATION, AS LANDLORD, AND HEALTH NET, INC, A DELAWARE CORPORATION, AS TENANT, DATED MARCH 5th, 2001, FOR THE PREMISES LOCATED AT 11931 FOUNDATION PLACE IN RANCHO CORDOVA, CALIFORNIA.

Effective November 22, 2002, the above described Lease Agreement shall be modified as follows:

The Basic Lease Information – Premises shall be replaced in its entirety as follows:

Premises:	The Premises referred to in this Lease consist of approximately 31,200 rentable square feet on the first floor of the Building.

Tenant’s Proportionate Share:	49.32%, based on a Building rentable area of approximately 63,265 square feet.

Lease Commencement Date:	July 8, 2002

Lease Expiration Date:	January 7, 2013

Base Rent:	Months:	Monthly Base Rent for Premises
	07/08/02-01/07/03:	Free Rent and Building Operating Expenses.
	01/08/03-01/07/05:	$57,096.00
	01/08/05-01/07/07:	$58,656.00
	01/08/07-01/07/09:	$60,216.00
	01/08/09-01/07/11:	$61,776.00
	01/08/11-01/07/13:	$63,336.00

All other terms and conditions shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year written below.

LANDLORD:

GOLD POINTE D, LLC, a California limited liability Company

By:	/s/ Michael E. Diepenbrock
Michael E. Diepenbrock, Managing Member

TENANT:

HEALTH NET, INC. A Delaware Corporation

By:	/s/ Dennis Bell
Dennis Bell
Its:	Vice President